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                                                      Registration No. 33-[    ]

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                   ----------------------------------------
                                   FORM S-8

                         REGISTRATION STATEMENT UNDER

                          THE SECURITIES ACT OF 1933

                   ----------------------------------------
                        THE McGRAW-HILL COMPANIES, INC.
              (Exact name of issuer as specified in its charter)

              NEW YORK                                    13-1026995
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.)

    1221 AVENUE OF AMERICAS
     NEW YORK, N.Y.                                           10020
    (Address of Principal                                   (Zip Code)
    Executive Offices)

                      1993 EMPLOYEE STOCK INCENTIVE PLAN
                             (Full Title of Plan)

                   ----------------------------------------
                            KENNETH M. VITTOR, ESQ.
                        The McGraw-Hill Companies, Inc.
                          1221 Avenue of the Americas
                           New York, New York 10020
                    (Name and address of agent for service)
         Telephone number, including area code, of agent for service:
                                (212) 512-2564

                   ----------------------------------------
                        CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
Title of                             maximum        maximum
Securities            Amount         offering       aggregate       Amount of
 to be                to be          price per      offering        registration
registered            registered     share /(1)/    price(1)        fee
----------            ----------     -----------    ---------       ------------
Common Stock          9,530,950      $56.1563       $535,222,887    $141,299
of The McGraw-Hill
Companies, Inc.

________________________
/1/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) as follows: on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Transactions on June 26, 2000, namely $56.1563

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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Statement Pursuant to General Instruction E of Form S-8
-------------------------------------------------------

     Pursuant to General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of (i) Registration No. 33-49743, (ii) Post-Effective Amendment No. 1 to Registration Statement No. 33-49743, and (iii) Registration No. 33-30043 into this Registration Statement.
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Signatures
----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of June, 2000.

                                            THE MCGRAW-HILL COMPANIES, INC.

                                            By:  /s/ Harold McGraw III
                                               ----------------------------
                                                 Harold McGraw III
                                                 (Chairman, President and Chief
                                                 Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                 Title                    Date
     ---------                 -----                    ----

/s/ Harold McGraw III     Principal Executive       June 28, 2000
----------------------    Officer and Director
  Harold McGraw III

*Robert J. Bahash         Principal Financial       June 28, 2000
                          Officer

*Talia G. Griep           Controller                June 28, 2000

*Pedro Aspe               Director                  June 28, 2000

 ----------------------
 Winfried F.W. Bischoff   Director                  June 28, 2000

*Vartan Gregorian         Director                  June 28, 2000

*George B. Harvey         Director                  June 28, 2000

*Linda Koch Lorimer       Director                  June 28, 2000

*Robert P. McGraw         Director                  June 28, 2000

                                       2
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     Signature                 Title                    Date
     ---------                 -----                    ----
*Lois Dickson Rice            Director              June 28, 2000

*James H. Ross                Director              June 28, 2000

*Sidney Taurel                Director              June 28, 2000


By: /s/ Kenneth M. Vittor
   -----------------------
    Kenneth M.Vittor
    (Attorney-in-Fact)

                                       3
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                               INDEX TO EXHIBITS
                               -----------------

Exhibit Number
--------------

     (5) Opinion of Kenneth M. Vittor, counsel to the Corporation (including consent).

     (23)           Consent of Ernst & Young LLP, independent auditors.

     (23) Consent of Kenneth M. Vittor, counsel to the Corporation (included in Exhibit 5).

     (24)           Power of Attorney.